UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Helius Medical Technologies, Inc.
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Suite 400, 41 University Drive
Newtown, Pennsylvania 18940

August 16, 2016

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Helius Medical Technologies, Inc. (the “Company”) to be held on Thursday, September 15, 2016 at 10:00 A.M. Eastern Time at the Sheraton Bucks County Hotel; 400 Oxford Valley Road (Rider Room); Langhorne, PA 19047.

The agenda for the Annual Meeting includes:

  the election of seven directors to hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified (Proposal 1);

  the ratification of BDO Canada LLP as independent auditors for our fiscal year ending March 31, 2017 (Proposal 2);

  an advisory vote to approve the compensation paid to our named executive officers (commonly known as a “say-on-pay” proposal) (Proposal 3);

  an advisory vote to approve the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be held (commonly known as a “say-on-frequency” proposal) (Proposal 4); and

  the approval of our 2016 Omnibus Incentive Plan, approved and adopted by our Board of Directors (the “Board”) on August 8, 2016 (the “2016 Incentive Plan”) (Proposal 5).

The Board recommends a vote FOR the election of the directors, FOR the ratification of the appointment of BDO Canada LLP as our independent auditors, FOR the approval, on an advisory basis, of compensation paid to our named executive officers, FOR the approval of an advisory vote on the compensation of our named executive officers every THREE years and FOR the approval of the 2016 Omnibus Incentive Plan.

Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible. You may vote your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card.

On behalf of the Company, I would like to express our appreciation for your ongoing interest in Helius Medical Technologies, Inc.

Very truly yours,

Philippe Deschamps
President and Chief Executive Officer

HELIUS MEDICAL TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2016

TIME	10:00 AM Eastern Time on Thursday, September 15, 2016

PLACE	Sheraton Bucks County Hotel 400 Oxford Valley Road (Rider Room) Langhorne, PA 19047

ITEMS OF BUSINESS	(1)

To elect seven directors for one-year terms expiring at the 2017 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1).

	(2)	To ratify the appointment of BDO Canada LLP as independent auditors for our fiscal year ending March 31, 2017 (Proposal 2).

	(3)	To approve, by non-binding vote, the compensation paid to our named executive officers, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (Proposal 3).

(4)

To approve, by non-binding vote, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be held (commonly known as a “say-on-frequency” proposal) (Proposal 4).

	(5)	To approve the 2016 Omnibus Incentive Plan (Proposal 5).

	(6)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on August 10, 2016.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online at www.investorvote.com or via telephone by calling 1-866-732-VOTE(8683), or to complete and return a proxy card (no postage is required).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on September 15, 2016: We intend to begin mailing these proxy materials on or about August 16, 2016 to all shareholders of record entitled to vote at the Annual Meeting. This proxy statement, our 2016 Annual Report on Form 10-K and the proxy card are also available at www.heliusmedical.com.

August 16, 2016	Philippe Deschamps
President and Chief Executive Officer

Appendix A: 2016 Incentive Plan

Suite 400, 41 University Drive
Newtown, Pennsylvania 18940

PROXY STATEMENT

The Board of Directors (the “Board”) of Helius Medical Technologies, Inc., a Wyoming corporation (the “Company,” “we,” “us” or “our”), has prepared this document to solicit your proxy to vote upon certain matters at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

These proxy materials contain information regarding the Annual Meeting, to be held on September 15, 2016 beginning at 10:00 A.M.] Eastern Time at the Sheraton Bucks County Hotel; 400 Oxford Valley Road (Rider Room); Langhorne, PA 19047, and at any adjournment or postponement thereof.

QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

It is anticipated that we will begin mailing this proxy statement, the proxy card and our 2016 Annual Report on Form 10-K (the “Annual Report”) on or about August 16, 2016. It is also anticipated that these proxy materials will first be made available online to our stockholders, on or about August 16, 2016.

What may I vote on?

You may vote on the following proposals:

  the election of seven directors for one-year terms expiring at the 2017 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified, or their earlier resignation or removal (Proposal 1);

  the ratification of the appointment of BDO Canada LLP (“BDO”) as independent auditors for our fiscal year ending March 31, 2017 (Proposal 2);

  the approval, by non-binding vote, of the compensation paid to our named executive officers, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal) (Proposal 3);

  the approval, by non-binding vote, of the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be held (commonly known as a “say-on- frequency” proposal) (Proposal 4); and

  the approval of our 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”) (Proposal 5).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF BDO AS THE INDEPENDENT AUDITORS, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”), FOR THE APPROVAL OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS AND FOR THE APPROVAL OF THE 2016 INCENTIVE PLAN.

Who may vote?

Each stockholder of our Class A Common Stock, without par value (“Common Stock”), at the close of business on August 10, 2016, 2016 (the “Record Date”) is entitled to vote their respective shares at the Annual Meeting. Each share of common stock is entitled to one vote on each matter that is properly brought before the Annual Meeting. There were 84,324,684 shares of our Class A common stock outstanding on august 10, 2016.

How do I vote?

We encourage you to vote your shares via the Internet. How you vote will depend on how you hold your shares of common stock.

Stockholders of Record

If your common stock is registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and a full paper set of these proxy materials is being sent directly to you. As a stockholder of record, you have the right to vote by proxy.

You may vote by proxy in any of the following three ways:

Internet. Go to www.investorvote.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.

Phone. Call 1-866-732-VOTE(8683) using any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call.

Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1.

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting in person at the Annual Meeting, your final voting instructions must be received by no later than 5:00 p.m. on September 14, 2016.

Beneficial Owners

If you hold your shares through a stockbroker, bank or other nominee, rather than directly in your own name, you are considered the beneficial owner of shares held in street name, and the Notice is being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee on how to vote your shares. If you hold your shares through a member brokerage firm, such member brokerage firm has the discretion to vote shares it holds on your behalf with respect to Proposal 2 (the ratification of BDO as independent auditors for our fiscal year ending March 31, 2017), but not with respect to Proposal 1 (the election of seven directors), Proposal 3 (the say-on-pay proposal), Proposal 4 (the say-on-frequency proposal), or Proposal 5 (approval of the 2016 Incentive Plan) as more fully described under “What is a broker ‘non-vote?’” below.

Can I change my vote?

Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:

  sending a letter to us stating that your proxy is revoked;

  signing a new proxy and sending it to us; or

  attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker, bank or nominee for instructions on changing their votes.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. A quorum is 33 1/3 of the total outstanding shares of the Company entitled to vote as a separate voting group. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed to approve the proposals?

Proposal 1, the election of seven directors:

For purposes of the vote on Proposal 1, you may vote “For” or withhold authority to vote for each of the nominees to the Board. We have adopted a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because the election of our directors at the Annual Meeting is uncontested, each director shall be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes “withheld” for that director nominee. For these purposes, abstentions and broker non-votes will not count as a vote “For” or “withheld” for a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Board will determine whether to accept or reject the director’s resignation, and will publicly disclose its decision within 90 days from the date of the certification of the election results.

Proposal 2 (the ratification of BDO)

You may vote “For” or “Against,” or abstain from voting on Proposal 2 to ratify BDO as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2017. Proposal 2 will be approved if it receives the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against.” We do not expect that there will be any broker non-votes, as this is a routine matter.

Proposal 3 (the say-on-pay proposal)

You may vote “For” or “Against,” or abstain from voting on Proposal 3 (to approve, on a non-binding, advisory basis, the compensation of our named executive officers). Proposal 3 will be approved if it receives the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal 3.

Proposal 4 (the say-on-frequency proposal)

With respect to Proposal 4, the advisory, non-binding proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for “One Year,” “Two Years” or “Three Years” or mark your proxy “Abstain.” Proposal 4 will be approved if it receives the affirmative vote of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker non-votes will have the same effect as a vote to “Abstain” for Proposal 4.

Proposal 5 (the approval of the 2016 Incentive Plan)

You may vote “For” or “Against,” on Proposal 5 (to approve the 2016 Incentive Plan). Proposal 5 will be approved if it receives the affirmative vote of shares of Common Stock representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker non-votes will have the same effect as a vote “Against” Proposal 5.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the completion of the meeting.

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain.”

What is a broker “non-vote?”

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received timely instructions from the beneficial owner. Under current applicable rules, Proposal 2 (the ratification of BDO as independent auditor) is a “discretionary” item upon which member brokerage firms that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, member brokerage firms that hold shares as a nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1 (the election of seven directors), Proposal 3 (the say-on-pay proposal), Proposal 4 (the say-on-frequency proposal), and Proposal 5 (the approval of the 2016 Incentive Plan). Therefore, if a member brokerage firm holds your common stock as a nominee, please instruct your broker how to vote your common stock on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote on those matters. We are not aware of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of common stock held of record by such persons.

Whom should I contact with other questions?

If you have additional questions about these proxy materials or the Annual Meeting, please contact: Helius Medical Technologies, Inc. 41 University Drive, Suite 400, Newtown, Pennsylvania 18940, Attention: Joyce LaViscount.

ELECTION OF SEVEN DIRECTORS (PROPOSAL 1)

Election of Directors

Our Board is comprised of seven directors, and there are seven nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. It is the Company’s policy to invite nominees for directors to attend the annual meeting.

Directors are elected by a majority of the votes cast by the holders of voting shares at a meeting of stockholders at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Majority Voting Standard

The Company has adopted a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Because this is an uncontested election, each director shall be elected by the vote of a majority of the votes cast at a meeting of stockholders at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of votes “withheld” for that director nominee. For these purposes, abstentions and broker non-votes will not count as a vote “For” or “withheld” for a nominee’s election and will have no effect in determining whether a director nominee has received a majority of the votes cast. If an incumbent director is not elected by a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Board will publicly disclose its decision within 90 days from the date of the certification of the election results.

Nominees

The following is a brief biography of each nominee for director, his age on August 16, 2016, and a discussion of the specific experience, qualifications, attributes or skills of each nominee, as of the date of this proxy statement.

The Board recommends a vote “FOR” each nominee listed below.

Philippe Deschamps, 54, Chief Executive Officer, President and a Director

Mr. Deschamps has served as our CEO, President and a Director since June 13, 2014. Mr. Deschamps has extensive experience in pharmaceutical and healthcare commercialization. The depth of his expertise stems from his 30 years in the health sciences industry, approximately half spent at Bristol Myers Squibb (NYSE: BMY), and approximately half on the service side as CEO of GSW Worldwide, a healthcare commercialization company. From 1986 to 1998, Mr. Deschamps served as director of neuroscience marketing at Bristol Myers Squibb in Princeton, N.J., where he participated on several pre-launch global marketing teams in the neuroscience and pain therapeutic areas. Mr. Deschamps started at GSW Worldwide in February 1998 as a Vice President and Account Director and became President and CEO of GSW Worldwide in January 2002, serving in that role until September 2011. Mr. Deschamps was responsible for the GSW Worldwide operations which includes offices in 15 major markets around the world. He primarily consulted on global marketing, commercialization and new business model development for pharmaceutical, device and diagnostics companies. In February 2012, Mr. Deschamps joined MediMedia Health, a marketing services company as CEO where he served until October 2013. At MediMedia Health, he was responsible for the evaluating the different businesses of the company and developing recommendations for the sale of the company to the private equity company that owned it. In October 2013, he became President of NHC. Mr. Deschamps has a BSc. from the University of Ottawa in Canada which he obtained in 1985.

Savio Chiu, 34, Director

Mr. Chiu has served as one of our Directors since June 13, 2014. From June 2009 to present, Mr. Chiu has been the Senior Manager, Corporate Finance of V Baron Global Financial Canada Ltd. (“V Baron”), which provides us with corporate advisory services pursuant to the terms of a management agreement. Since April 2011, Mr. Chiu has served as the Chief Financial Officer and Corporate Secretary of Confederation Minerals Ltd. (TSXV: CFM). From December 2010 to August 2014, Mr. Chiu served as a director of Finore Mining Inc. (CSE: FIN). From October 2010 to August 2013, Mr. Chiu served as the Chief Financial Officer of Pan American Fertilizer Corp. (formerly Golden Fame Resources Corp.) (TSXV: PFE). From July 2010 to June 2011, he served as the Chief Financial Officer of Cassius Ventures Ltd. (TSXV: CZ).

Mr. Chiu is a Chartered Accountant and holds a Bachelor of Commerce degree in Accounting from the University of British Columbia which he obtained in 2005. Mr. Chiu’s accounting and financial expertise brings a valuable oversight role to the board.

Mitchell Tyler, 63, Director

Mr. Tyler has served as one of our Directors since June 13, 2014. Mr. Tyler is a co-inventor of the PoNS™ device and co-owner of ANR and Clinical Director of ANR (2009 to present). Mr. Tyler is also the Clinical Director of the Tactile Communication and NeuroRehabilitation Laboratory, University of Wisconsin - Madison (1998 to present), and a Senior Lecturer in Biomedical Engineering. From 1998 through 2005, Mr. Tyler was the Vice President and Principal Investigator for Wicab Inc. He received his M.S. in Bioengineering from University of California, Berkeley in 1985 and is currently working on his Ph.D. in Biomedical Engineering at the UW-Madison. Mr. Tyler’s extensive knowledge of our principal product and history in the medical device industry brings invaluable experience to the board.

Edward M. Straw, 77, Director

Vice Admiral Edward Straw has served as one of our Directors since November 18, 2014. He founded Osprey Venture Partners, a firm that mentors young entrepreneurs seeking investment capital and assists with business development, in 2011 and serves as the Managing Director. Previously he was President, Global Operations of The Estée Lauder Companies from 2000 to 2005, SVP, Global Operations of the Compaq Computer Corporation from 1998 to 2000, and former President of Ryder Integrated Logistics from 1996 to 1998. Prior to joining the private sector, he had a distinguished 35 year career in the U.S. Navy and retired as a three-star admiral. During his military service, Vice Admiral Straw was Chief Executive Officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. Vice Admiral Straw holds an MBA from The George Washington University, a Bachelor of Science degree from Annapolis, and is a graduate of the National War College. He has been a member of the Defense Science Board, Chairman of Odyssey Logistics and currently sits on the boards of: The Boston Consulting Federal Group, Performance Equity Management, and Capital Teas. He was a board member of: Eddie Bauer, MeadWestvaco, Ply Gem Industries and Panther Logistics. Vice Admiral Straw is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. Vice Admiral Straw brings extensive leadership experience to our board.

Blane Walter, 46, Director

Mr. Walter has served as one of our Directors since December 29, 2015. Mr. Walter has been a Partner at Talisman Capital Partners, a private investment partnership located in Columbus, Ohio, since 2011. He founded inChord Communications, Inc. in 1994, which he built into the largest independently-owned, healthcare communications company in the world. In 2005, inChord was acquired by Ventiv Health, the largest provider of outsourced sales and clinical services serving the pharmaceutical industry to create inVentiv Health. In 2008, Mr. Walter became CEO of the combined public company, a role in which he served until 2011.Mr. Walter currently serves as vice chairman of inVentiv Group Holdings, Inc., inVentiv Health’s parent company. Mr. Walter’s background in the healthcare and pharmaceutical industries lends important perspective to our board.

Huaizheng Peng, 54, Director

Dr. Peng has served as one of our Directors since December 29, 2015. Since 2013 Dr. Peng has served as the General Manager, and non-executive Director of China Medical System Holdings (“CMS”) where he is in charge of international operations, prior to becoming General Manager, Dr. Peng served on the CMS board of directors for a period of three years. Prior to joining CMS, Dr. Peng was a partner in a private equity firm, Northland Bancorp, from 2010 to 2012, head of global life sciences and a director of corporate finance at Seymour Pierce from 2007 to 2010, and served as a non-executive Director of China Medstar, an AIM listed medical service company from 2006 to 2008. Dr. Peng also worked as a senior portfolio manager, specializing in global life science and Asian technology investment at Reabourne Technology Investment Management Limited from 1999 to 2006. Dr. Peng was nominated to our board of directors by A&B pursuant to the terms of the A&B Credit Facility.

Dr. Peng received his Bachelor’s and Masters’ degree in medicine from Hunan Medical College, China. Dr. Peng was awarded his PhD in molecular pathology from University College London (UCL) Medical School where he subsequently worked as a clinical lecturer. We believe that Dr. Peng’s leadership experience in international contexts, knowledge of medicine and investment experience will help our board in its oversight role.

Thomas E. Griffin, 53, Director

Tom is currently Vice President of Finance for Entellus Medical, Inc. (NASDAQ:ENTL), a medical technology company focused on delivering superior patient and physician experiences through products designed for the minimally invasive treatment of chronic and recurrent sinusitis in both adult and pediatric patients. Prior to his current role, Tom served as Chief Financial Officer from December 2007 to May 2016, and as acting chief financial officer, as a consultant, from July 2006 to December 2007. Tom has been a key contributor to Entellus from its first round of financing in August 2006 through its successful Initial Public Offering (“IPO”) in January 2015. Tom has also served as Chief Financial Officer and Secretary of Digital Gene Technologies, Inc., a privately held biotechnology company. He was also Controller for Centerpulse Spine-Tech, Inc. (now Zimmer Spine, Inc.) and CIMA Labs Inc. (now owned by Teva Pharmaceutical Industries Ltd.). Tom was the senior financial officer at CIMA during its Initial Public Offering in July 1994.

Mr. Griffin received his Bachelor’s degree in Accounting (with a minor in Economics) from University of Minnesota (Duluth). Mr. Griffin received his Master’s degree in Business Administration from the University of St. Thomas. We believe that Dr. Griffin’s exceptional financial experience where he managed technology-based growth companies will bring financial expertise to our board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES AS DIRECTORS.

OTHER BOARD INFORMATION

Board Meetings during the fiscal year ended March 31, 2016

The Board held five meetings during our fiscal year ended March 31, 2016.

Director Attendance

During our fiscal year ended March 31, 2016, each of our directors attended at least 75% of the total number of meetings of the Board and committees on which he served that were held during the period he served as a director or committee member, as applicable.

We encourage, but do not require, our directors to attend our Annual Meetings of Stockholders. We did not hold a shareholder meeting during our fiscal year ended March 31, 2016.

Director Independence

Our Board has determined that three of our directors, Blane Walter, Edward Straw and Thomas Griffin, qualify as independent directors under the listing standards of the Toronto Stock Exchange and the listing requirements of the New York Stock Exchange’s NYSE MKT.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until they resign or are removed from the board in accordance with our bylaws.

Committees of the Board of Directors

Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board currently has an audit committee. The charter for the audit committee is available on our website.

Our audit committee is comprised of Thomas Griffin, Edward Straw and Blane Walter each of whom are independent directors under the rules of the NYSE MKT and the SEC. The purpose of the audit committee is to assist our Board of Directors with oversight of: (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our compliance with legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The audit committee’s primary function is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance. Thomas Griffin is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

We currently do not have a compensation committee and our Board performs the principal functions of a compensation committee. We have elected not to have a compensation committee because we do not believe one has been necessary or cost efficient for a company of our size. Until a formal compensation committee is established, our Board will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees.

Family Relationships

There are no family relationships among our directors and officers.

Leadership Structure

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairperson of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined. Currently, Philippe Deschamps serves as both our CEO and Chairman of the Board. Our Board believes that our compensation system, our division of risk oversight responsibilities, and our Board leadership structure comprise and support the most effective risk management approach.

Risk Oversight

The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board is responsible for overseeing the management of financial risks. The Board also is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements, and reviewing the independence of the Board and other corporate governance matters.

Stockholder and Interested Party Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any particular director or the independent directors as a group, to the following address: Helius Medical Technologies, Inc., Suite 400, 41 University Drive Newtown, Pennsylvania 18940, Attention: Joyce LaViscount. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Nomination of Directors

We currently do not have a nominating and corporate governance committee and our Board performs the principal functions of a nominating and corporate governance committee. We have elected not to have a nominating committee because we do not believe one has been necessary or cost efficient for a company of our size and we do not expect to establish a nominating committee in the foreseeable future.

Generally, director nominees are identified and suggested by our directors or management using their business networks. The Board will also consider director nominees put forward by stockholders. Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Annual Meeting. Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board at Helius Medical Technologies, Inc., Suite 400, 41 University Drive Newtown, Pennsylvania 18940, Attention:. Such Chairman of the Board. Such nomination must satisfy the notice, information and consent requirements set forth in our bylaws and must be received by us prior to the date set forth under “Stockholder Proposals And Nomination of Director Candidates” included herein.

The Board does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. However, the Board does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Board also considers their potential contribution to the overall composition and diversity of the Board.

The Board conducts the appropriate and necessary inquiries (as determined by the Board) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, recommends to the Board for its approval the slate of director nominees to be nominated for election at our annual meeting of stockholders. The Board considers potential nominees without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Board has not adopted a formal policy with respect to diversity. In general, the Company seeks a Board that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Voting Standard for Election Of Directors

The rules of the Toronto Stock Exchange, which became effective December 31, 2012, require a listed issuer to disclose in the materials sent to its stockholders for a meeting at which directors are to be elected, whether or not it has adopted a majority voting policy and, if not, to explain why it has not adopted such a policy in its meeting materials. A majority voting policy generally requires that a director tender his or her resignation if the director receives more “against” votes than “for” votes at any meeting where stockholders vote on the uncontested election of directors. On August 8, 2016, the Board voted to implement a majority voting standard and director resignation policy for uncontested election of directors, which is described under “Majority Voting Standard” at the beginning of Proposal 1, above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below and in “Executive Compensation”, there are no transactions since our inception, or any currently proposed transactions, in which we were or are to be a participant and in which any “related person” had or will have a direct or indirect material interest. “Related person” includes:

(a)	Any of our directors or executive officers;

(b)	Any person proposed as a nominee for election as a director;

(c)	Any person who beneficially owns more than 5% of our common stock; or

(d)

Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, sister-in-law or person (other than a tenant or employee) sharing the same household of any person enumerated in paragraph (a), (b), or (c).

Related Party Transactions

Agreement and Plan of Merger with NHC

On June 6, 2014, we entered into an Agreement and Plan of Merger among us, HMT Mergersub, Inc., our wholly-owned subsidiary, and NHC. Pursuant to the Agreement and Plan of Merger we issued 35,300,083 shares of our common stock to the shareholders of NHC. Two of the shareholders of NHC that received 16,035,026 shares each were MPJ Healthcare, LLC and ANR. Messrs. Philippe Deschamps, our President, CEO and director, and Jonathan Sackier, our Chief Medical Officer, are shareholders of MPJ Healthcare, LLC, and Messrs. Yuri Danilov and Mitch Tyler, two of our directors, are shareholders of ANR.

Sublicense Agreement with Advanced Rehabilitation, LLC

Pursuant to the Sublicense Agreement, ANR has granted NHC a worldwide, exclusive license to make, have made, use, lease and sell devices utilizing the Patent Pending Rights. In addition, ANR has agreed that ownership of any improvements, enhancements or derivative works of the Patent Pending Rights which are developed by NHC or ANR shall be owned by NHC, provided that if NHC decides not to patent such improvements, ANR may choose to pursue patent rights independently. Pursuant to the Sublicense Agreement, NHC has agreed to pay ANR royalties equal to 4% of NHC’s revenues collection from the sale of devices covered by the Patent Pending Rights and services related to the therapy or use of devices covered by the Patent Pending Rights in therapy services. Mitchell Tyler, one of our directors, and Yuri Danilov, one of our former directors, are each shareholders of ANR.

Consulting Agreement with Yuri Danilov

On July 1, 2014, Mr. Danilov, one of our former directors, entered into a consulting agreement, or the Danilov Consulting Agreement, with NHC to provide consulting services in relation to the development of the PoNS™ technology. The Danilov Consulting Agreement is valid for an initial period of 12 months, after which it continues on a month-to-month basis. Mr. Danilov will charge an hourly fee of $150 per hour or $1,000 per day if 8 or more hours are worked. Pursuant to the Danilov Consulting Agreement, Mr. Danilov will be an independent contractor and subject to the confidentiality provisions contained in the Danilov Consulting Agreement. The Company incurred charges from Mr. Danilov totaling $8,250 for the year ended March 31, 2015 in respect of this agreement. Mr. Danilov resigned as a director on December 29, 2015.

Consulting Agreement with Mitchell Tyler

On December 10, 2014, Mr. Tyler entered into a consulting agreement, or the Tyler Consulting Agreement, with NHC to provide consulting services in relation to the development of the PoNS™ technology. The Tyler Consulting Agreement is valid for an initial period of 12 months, after which it continues on a month-to-month basis. Mr. Tyler will charge an hourly fee of $150 per hour or $1,000 per day if 8 or more hours are worked. Pursuant to the Tyler

Consulting Agreement, Mr. Tyler will be an independent contractor and subject to the confidentiality provisions contained in the Tyler Consulting Agreement. The Company incurred charges from Mr. Tyler totaling $19,950 for the year ended March 31, 2015 in respect of this agreement.

Consulting and Employment Agreements with Brian Bapty

On July 14, 2014, Dr. Bapty entered into a consulting agreement, or the Bapty Consulting Agreement, with NHC to provide consulting services in relation to the development of the PoNS™ technology. The Bapty Consulting Agreement was valid for an initial period of 12 months, after which it continued on a month-to-month basis. Dr. Bapty charged a monthly fee of $6,000. Under the terms of the Bapty Consulting Agreement, Dr. Bapty also received a onetime issuance of three-year options to purchase 100,000 common shares at a strike price of CAD$2.52 per share with the options vesting 25% on issuance, 25% on September 30, 2014, 25% on December 31, 2014 and 25% on March 31, 2015. The Bapty Consulting Agreement included certain customary confidentiality provisions contained in the Bapty Consulting Agreement. The Company incurred charges from Dr. Babty totaling CAD$36,000 ($US31,162) for the year ended March 31, 2015 in respect of this agreement. On November 2, 2015, we entered into an employment agreement with Dr. Bapty to serve as the Vice President of Strategy and Business Development of the Company. Pursuant to the employment agreement, Dr. Bapty will receive a base salary at an annualized rate of CAD$220,000 for his employment term, which is at-will. In addition to Dr. Bapty’s base salary, he shall have the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based upon achievements and individual goals to be established in good faith by the Company’s CEO and Dr. Bapty, which goals have not yet been established. If Dr. Bapty is terminated without cause or if Dr. Bapty resigns for good reason, the Company will pay Dr. Bapty an aggregate amount equal to the sum of his base salary and there will be accelerated vesting of the options described in the immediately preceding paragraph.

Strategic Agreement with A&B and A&B Credit Facility

On October 13, 2015, the Company announced that it, through its wholly owned subsidiary NHC, entered into the Strategic Agreement with A&B for the development and commercialization of the PoNS™ therapy in the Territories. A&B is an investment and development company owned by Dr. Kong Lam and based in Hong Kong. The Strategic Agreement transfers ownership of certain Asian patents, patent applications, and product support material for the PoNS™ device from NHC to A&B and grants to A&B, among other things, an exclusive, perpetual, irrevocable and royalty-free license, with the right to sublicense, to certain NHC technology, as more particularly described in the Strategic Agreement, to market, promote, distribute and sell PoNS™ devices solely within the Territories. Pursuant to the Strategic Agreement, A&B has assumed all development, patent (both application and defense), future manufacturing, clinical trial, and regulatory clearance costs for the Territories. The Company and A&B will share and transfer ownership of any intellectual property or support material (developed by either party) for their respective geographies. In connection with the Strategic Agreement, A&B agreed to provide a credit facility to the Company.

On November 10, 2015, the Company announced that it had issued the Note to A&B in connection with the drawdown of US$2.0 million under the A&B Credit Facility. The Company elected to immediately satisfy the terms of the Note by issuing to A&B: (i) 2,083,333 common shares at a deemed price of US$0.96 per common share; and (ii) 1,041,667 common share purchase warrants, with each warrant entitling A&B to purchase an additional common share at a price of US$1.44 for a period of three years expiring on November 10, 2018.

On December 29, 2015, the Company drew down the remaining US$5.0 million from the A&B Credit Facility in exchange for the issuance to A&B of 5,555,556 common shares at a price of US$0.90 per common share and warrants to purchase 2,777,778 commons shares for a period of three years having an exercise price of US$1.35 per common share. Additionally, pursuant to the terms of the funding commitment from A&B, the Company granted A&B the right to nominate one person to serve on the Board. A&B nominated Dr. Peng and the Board appointed Dr. Peng on December 29, 2015. The common shares and warrants issued to A&B, and the common shares underlying such warrants, are subject to a four-month statutory hold period.

Pursuant to the terms of the A&B Credit Facility, we have agreed to register the shares of common stock issued under the terms of the Credit Facility upon the request of A&B. A&B currently has beneficial ownership over 11,458,334 shares of our common stock.

Consulting Agreement with Montel Media, Inc.

On April 13, 2016, Montel Media, Inc. (“Montel Media”) entered into a consulting agreement, or the Montel Media Consulting Agreement, with the Company to provide consulting services in relation to the promotion of clinical trials as well as ongoing media/marketing strategy. Montel Media is owned by Montel Williams. Mr. Williams is one of three board members of MPJ. The Montel Media Consulting Agreement is valid for a period of 12 months and Montel Media will charge a monthly fee of $15,000. The total projected dollar value of the contract is $180,000. Pursuant to the Montel Media Consulting Agreement, Montel Media will be an independent contractor and subject to the confidentiality provisions contained in the Montel Media Consulting Agreement.

Review, Approval and Ratification of Related Party Transactions

Our Board has responsibility for establishing and maintaining guidelines relating to any related party transactions between us and any of our officers or directors. Any conflict of interest between a related party and us must be referred to the non-interested directors, if any, for approval. We intend to adopt written guidelines for the Board which will set forth the requirements for review and approval of any related party transactions.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

In accordance with the Audit Committee’s charter, the Audit Committee is responsible for the appointment and retention of our independent auditors. In our fiscal years ended March 31, 2016 and March 31, 2015, all audit and non-audit services were pre-approved by the Audit Committee and the majority of the independent directors.

The Audit Committee has appointed BDO to serve as our independent auditors for our fiscal year ended March 31, 2017, subject to ratification by our stockholders.2 If the proposal to ratify BDO’s appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its stockholders.

Change in Independent Auditor

On February 19, 2015, the Board of Directors approved the dismissal of Davidson & Company LLP, or Davidson, as our independent registered public accounting firm, effective February 19, 2015.

Davidson’s report on our annual financial statements for the fiscal year ended March 31, 2014 and the period from January 22, 2013 to March 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended March 31, 2014 and for the period from January 22, 2013 (date of inception) to March 31, 2013 as well as the subsequent interim period through February 19, 2015, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Davidson on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davidson, would have caused it to make reference to the subject of such disagreements in connection with any report prepared by Davidson. Further, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On February 19, 2015, the Board of Directors approved the engagement of BDO Canada LLP, or BDO Canada, as our independent registered public accounting firm to perform independent audit services. Neither we, nor anyone on our behalf, has consulted BDO Canada regarding the application of accounting principles related to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following are aggregate fees billed to us by BDO Canada LLP during the fiscal years ended March 31, 2016 and 2015:

	Fiscal Year Ended	Fiscal Year Ended
	March 31, 2016	March 31, 2015
Audit Fees	$155,000	86,715
Audit-Related Fees	Nil	Nil
Tax Fees	$61,550	5,090
All Other Fees	-	Nil
Total Fees	$216,550	91,805

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Canada LLP in connection with statutory and regulatory filings, our registration statements and securities offerings.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and tax compliance, customs and duties, mergers and acquisitions and tax planning.

All Other Fees

This was zero for 2016.

A majority of our independent directors, or the independent director to whom such authority was delegated by the independent directors, must pre-approve all services provided by the independent registered public accounting firm.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. The Audit Committee and a majority of our independent directors, or the independent director to whom such authority was delegated by the independent directors, must pre-approve all services provided by the independent registered public accounting firm. All of the services provided by BDO described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF BDO AS INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDED
MARCH 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on the Committee Charters page of the Investor Relations section of our website located at www.heliusmedical.com. The Board has determined that each of the members of the Audit Committee, Messrs. Griffin, Straw and Walker, is independent as independence is defined under the applicable section of the NYSE MKT rules and the rules of the TSX and that each of Messrs. Griffin, Straw and Walker is independent as independence is defined under Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that Mr. Griffin qualifies as an “audit committee financial expert.”

The primary purposes of the Audit Committee are to assist our Board with oversight of: (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our compliance with legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The audit committee’s primary function is to provide advice with respect to our financial matters and to assist our Board in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance.

As noted above, the Audit Committee assists the Board in appointing our independent registered public accounting firm, BDO, which includes, among other things, reviewing and evaluating the performance of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner. In appointing BDO, and the lead audit partner, the Audit Committee considered, among other things, the quality and efficiency of the services provided, including the results of a global internal survey of BDO’s performance, the technical capabilities of the engagement teams, external data concerning BDO’s audit quality, performance obtained from reports of the Public Company Accounting Oversight Board (“PCAOB”) and the engagement teams’ understanding of our company’s business. The Audit Committee and the Board believe that the continued retention of BDO to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of BDO as the Company’s independent auditor for the fiscal year ending March 31, 2017.

The Audit Committee discussed the auditors’ review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and BDO with respect to our audited year-end financial statements.

Further, the Audit Committee discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (Communications With Audit Committees), received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. In determining BDO’s independence, the Audit Committee considered whether BDO’s provision of non-audit services were compatible with the independence of the independent registered public accountants. The Audit Committee also discussed with the auditors and our financial management matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from BDO, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report for the fiscal year ended March 31, 2016, for filing with the SEC. The Board has approved this recommendation.

This audit committee report is not deemed filed under the Securities Act or the Exchange Act, and is not incorporated by reference into any filings that we may make with the SEC.

AUDIT COMMITTEE
Thomas Griffin (Chairperson)
Edward M. Straw
Blane Walter

EXECUTIVE OFFICERS

Our directors and executive officers and their respective ages as of the date of August 5, 2016 are as follows:

Name	Age	Position
Philippe Deschamps	54	President, Chief Executive Officer, and Director
Joyce LaViscount	54	Chief Financial Officer and Chief Operating Officer
Jonathan Sackier	58	Chief Medical Officer
Brian Bapty	47	Vice President, Strategy and Business Development
Savio Chiu	34	Director
Huaizheng Peng	54	Director
Mitch Tyler	63	Director
Thomas Griffin	53	Director
Edward M. Straw	77	Director
Blane Walter	46	Director

The biography for Messrs. Deschamps, Chiu, Peng, Tyler, Griffin, Straw and Walter is set forth above under “Election of Seven Directors (Proposal 1) – Nominees.” The following describes the business experience of each of our other executive officers, including other directorships held in reporting companies:

Joyce LaViscount, Chief Financial Officer and Chief Operating Officer

Ms. LaViscount has served as our Chief Financial Officer and Chief Operating Officer since October 19, 2015 and she previously served as one of our directors from March 2, 2015 until December 29, 2015. Ms. LaViscount was at MM Health Solutions (formerly MediMedia Health), a marketing services company, from July 2012 until August 2015 where she served as Chief Operating Officer and Chief Financial Officer. Concurrent with her role at MediMedia Health, Ms. LaViscount also served as the CFO for MediMedia Pharmaceutical Solutions from January 2014 until February 2015. Prior to joining MM Health Solutions, Ms. LaViscount was Executive Director/Group Controller North America for Aptalis Pharmaceuticals (2010 to 2012). From 2004 to 2009 Ms. LaViscount worked for Endo Pharmaceuticals in a variety of roles, including Chief Accounting Officer, VP-Investor Relations and Corporate Communications, and VP Finance Operations, as well as holding operational roles in Sales Operations, Training and Corporate Strategy Development. Ms. LaViscount’s pharmaceutical industry experience also includes more than 15 years in finance at Bristol-Myers Squibb and Pharmacia. Ms. LaViscount began her career with Ernst & Young and is a New Jersey Certified Public Accountant and has Bachelor of Arts in Business with a concentration in Accounting from Franklin and Marshall College.

Jonathan Sackier, Chief Medical Officer

Dr. Sackier joined the Company in December of 2014 as Chief Medical Officer and brings to his role extensive experience in new technologies and treatment methodologies gained over more than 30 years in the healthcare industry. Since 2014, Dr. Sackier has been a Visiting Professor of Surgery at the Nuffield Department of Surgical Sciences at Oxford University. From 2005 to 2014, Dr. Sackier was a Visiting Professor of Surgery at the University of Virginia and prior to that a served as a Clinical Professor at George Washington University in Washington, DC from 1995 to 1999. In 1995, while at George Washington University, Dr. Sackier founded and funded the Washington Institute of Surgical Endoscopy, a center for education, research, innovation and technology transfer. He is widely recognized as one of the leaders of the laparoscopic surgery revolution. In addition to his academic work, Dr. Sackier has helped build several companies including medical technology, research and product-design and medical contract sales organizations. He has also collaborated with pharmaceutical and medical device technology partners including ConvaTec, Pfizer, Karl Storz, Applied Medical, Stryker, Siemens, Bayer and Novartis. Dr. Sackier served as Chairman of Adenosine Therapeutics from 1992 to 1998, which became part of Clinical Data and then Forest Laboratories. Dr. Sackier also worked to develop and market the AESOP robot with

Computer Motion from 1992 to 1998. He also founded Genethics in 1985, which patented and licensed amniotic stem cell technology.

Dr. Sackier sits on several boards of directors, he has served as a member of Kypha’s board since 2014, a director of Clinvue since 2010, and a director of Brandon Medical since 2009. Dr. Sackier was also director for Hemoshear from 2008 to 2015 and served as Chairman of Adenosine Therapeutics which became part of Clinical Data and then Forest Laboratories from 2002 to 2008. He is a Trustee of First Star and previously chaired The Larry King Cardiac Foundation Board of Governors. He has also served as a board member of The American College of Surgeons Foundation, The Surgical Fellowship Foundation and Rex Bionics. A keen pilot, Jonathan advises the Aircraft Owners & Pilots Association (AOPA) on medical issues germane to pilots and authors the “Fly Well” column in AOPA Pilot magazine.

Brian Bapty, Vice President, Strategy and Business Development

Dr. Bapty joined Helius as a consultant in July 2014, and full time as the Company’s Vice President, Strategy and Business Development in October 2015. His sixteen years of experience in capital markets and public companies began in 2000, when he Joined Raymond James as an equity analyst for Canadian healthcare companies. In 2008, still with Raymond James he moved to the London desk supporting institutional equity sales. Early in 2009, Dr. Bapty joined Northland Bancorp Private Equity as a partner and held management positions in investee companies. These positions included Director of Research at Galileo Equity Advisors (a small to midcap focused asset management company) and CEO of Northland Securities (in institutional focussed brokerage firm). In March 2012, Dr. Bapty left Northland Bancorp to join Confederation Minerals as President and Director where he served until November 2014.

Dr. Bapty has Ph.D. (Research Medicine, Nephrology) from the University of British Columbia (UBC), and B.Sc. (UBC) in Cell and Developmental Biology.

EXECUTIVE COMPENSATION

During the fiscal year ended March 31, 2016, our named executive officers consisted of Philippe Deschamps, our Chief Executive Officer, Jonathan Sackier, our Chief Medical Officer, and Joyce LaViscount, our Chief Financial Officer. Ms. LaViscount joined us as a director on February 27, 2015, and became our Chief Financial Officer on October 19, 2015.

Summary Compensation Table

Name and					All other
principal	Fiscal		Option awards		Compensation ($)
position	Year	Salary ($)	($)	Bonus ($)		Total ($)

Philippe	2016	400,000	- (1)	120,000	15,000	535,000
Deschamps
Chief Executive	2015	360,417	432,198	-	5,000	797,615
Officer

Joyce	2016	137,500	205,848(3)	-	5,500	348,848
LaViscount
Chief Financial
Officer and
Chief Operating
Officer(2)

Jonathan	2016	300,000	- (4)	-	-	300,000
Sackier
Chief Medical	2015	100,000	449,797	-	-	549,797
Officer

(1)

The grant date fair value was denominated in Canadian dollars and converted into U.S. Dollars using the Bank of Canada nominal noon exchange rate on June 19, 2014 (the grant date) of CAD$1.00 = USD$0.9235.

(2)

Ms. LaViscount was appointed as Chief Financial Officer and Chief Operating Officer on October 19, 2015, and resigned from our Board of Directors on December 29, 2015. The compensation reflected in the Summary Compensation Table reflects her compensation in connection with her role as an executive officer of the Company. Ms. LaViscount was not awarded any compensation in connection with her role as a director of the Company during the fiscal year ended March 31, 2016.

(3)

The grant date fair value was denominated in Canadian dollars and converted into U.S. Dollars using the Bank of Canada nominal noon exchange rate on October 21, 2015 (the grant date) of CAD$1.00 = USD$0.7624.

(4)

The grant date fair value was denominated in Canadian dollars and converted into U.S. Dollars using the Bank of Canada nominal noon exchange rate on December 8, 2015 (the grant date) of CAD$1.00 = USD$0.8717.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with Philippe Deschamps

On June 13, 2014, we entered into an employment agreement with Philippe Deschamps to serve as our President and CEO. This employment agreement was amended on September 1, 2014. Pursuant to the employment agreement, Mr. Deschamps received a base salary at an annualized rate of $250,000 until investments reached a level of $5 million, or the Financing Threshold, and after such Financing Threshold was met, on August 14, 2014, the Board approved the increase of his base salary to $400,000. In addition to Mr. Deschamps’ base salary, he has the opportunity to receive a target annual bonus of 30% of the base salary, conditional upon, and subject to upward or downward adjustment based upon, achievements and individual goals to be established in good faith by the Board of Directors and Mr. Deschamps. For the fiscal year ended March 31, 2016, Mr. Deschamps was granted a cash bonus of $120,000. If Mr. Deschamps is terminated without cause or if Mr. Deschamps resigns for good reason, we shall pay Mr. Deschamps an aggregate amount equal to the sum of his base salary and the earned portion of the annual bonus paid for the year preceding the year of his termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Employment Agreement with Joyce LaViscount

On October 19, 2015, we entered into an employment agreement with Joyce LaViscount to serve as our Chief Financial Officer and Chief Operating Officer. Pursuant to the employment agreement, Ms. LaViscount will receive a base salary at an annualized rate of $300,000 for her employment term, which is at-will. In addition to Ms. LaViscount’s base salary, she shall have the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based upon achievements and individual goals to be established in good faith by our CEO and Ms. LaViscount. If Ms. LaViscount is terminated without cause or if Ms. LaViscount resigns for good reason, we will pay Ms. LaViscount an aggregate amount equal to the sum of her base salary and the earned portion of the annual bonus paid for the year of her termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Employment Agreement with Jonathan Sackier, MD

On December 1, 2014, we entered into an employment agreement with Dr. Jonathan Sackier to serve as our Chief Medical Officer. Pursuant to the employment agreement, Dr. Sackier will receive a base salary at an annualized rate of $300,000 for his employment term, which is at-will. In addition to Dr. Sackier’s base salary, he shall have the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based on upon, achievements and individual goals to be established in good faith by our CEO and Dr. Sackier. If Dr. Sackier is terminated without cause, or if he resigns for good reason, we will pay Dr. Sackier an aggregate amount equal to the sum of his base salary and the earned portion of the annual bonus paid for the year of his termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Employment Agreement with Brian Bapty, PhD

On November 2, 2015, we entered into an employment agreement with Mr. Brian Bapty to serve as our Vice President of Strategy and Business Development. Pursuant to the employment agreement, Mr. Bapty will receive a base salary at an annualized rate of CAN $220,000 for his employment term, which is at-will. In addition to Mr. Bapty’s base salary, he shall have the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based on upon, achievements and individual goals to be established in good faith by our CEO and Mr. Bapty. If Mr. Bapty is terminated without cause, or if he resigns for good reason, we will pay Mr. Bapty an aggregate amount equal to the sum of his base salary of which such amount is to be paid in equal monthly installments during the twelve-month period following such termination of employment.

Option Grants during Fiscal Year 2016

During the fiscal year ended March 31, 2016, we granted 750,000 options to Joyce LaViscount. The grant was made pursuant to the June 2014 Stock Incentive Plan, which is further described below. Twenty five percent of Ms. LaViscount’s options vested upon grant, and the remaining seventy five percent will vest at a rate of twenty five percent annually from the grant date. Ms. LaViscount’s options have an exercise price of CAD$0.87 and expire on October 21, 2020.

Management Contract with V Baron Global Financial Canada Ltd.

Effective July 1, 2014, V Baron has been engaged as an advisor to provide corporate advisory and CFO services to the Company. V Baron was initially engaged for a period of 12 months ending on July 1, 2015. Once the 12 month period passed, V Baron continued to provide advisory services on a month-to-month basis. The corporate advisory services include advising on corporate governance, assisting in compliance with the standards and policies of stock exchanges and regulators, advising on continuous disclosure requirements, assisting in compilation of financial statements, liaising with legal counsel, auditors and the Company’s transfer agent, and assisting/advising on corporate finance related matters. During the duration of the agreement, each party may terminate the agreement by providing the other party with 60 days written notice. V Baron will receive CAD$12,500 per month for the services provided. Until her resignation in October of 2015, our CFO services were provided by Amanda Tseng, who is an employee of V Baron. On October 19, 2015, we appointed Joyce LaViscount to act as our Chief Financial Officer. During the fiscal year ended March 31, 2016, the Company incurred charges totaling CAD$150,000 (US$114,623) in respect of this agreement.

Savio Chiu, a member of our Board of Directors, is a Senior Manager, Corporate Finance of V Baron.

June 2014 Stock Incentive Plan

On June 18, 2014, our Board of Directors authorized and approved the adoption of the plan (the “June 2014 Plan”), effective June 18, 2014, under which an aggregate of 12,108,016 shares of Common Stock, representing 14.36% of the issued and outstanding shares of Common Stock as of the date of this proxy statement, may be issued. The purpose of the June 2014 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service. Pursuant to the terms of the June 2014 Plan, we are authorized to grant stock options, as well as awards of stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, deferred stock units and dividend equivalent rights.

Since the June 2014 Plan’s inception, 9,545,000 stock options have been granted, of which 155,360 have been cancelled and 94,640 have been exercised. Accordingly, as of the date of this proxy statement, 9,545,000 stock options are currently under grant, representing 11.32% of the issued and outstanding shares of Common Stock as of the date of this proxy statement.

We may continue to grant awards under the June 2014 Plan following stockholder approval of the 2016 Incentive Plan proposal.

Administration

The Board has appointed a plan administrator to administer the June 2014 Plan. The administrator is authorized to, among other things, grant awards to directors, officers, employees and eligible consultants (referred to as a “grantee”). The administrator shall determine the provisions, terms, and conditions of each award under the June 2014 Plan, including, but not limited to, the award vesting schedule, repurchase provisions, right of first refusal, forfeiture provisions, form of payment, payment contingencies, and satisfaction of performance criteria.

Type of Awards

Stock Options. The June 2014 Plan authorizes the plan administrator to grant stock options to directors, officers, employees and eligible consultants. The shares of Common Stock underlying such stock options may be in the form restricted stock or unrestricted stock. The grant shall be subject to an award agreement provided by the administrator to the grantee, which shall specify the date of grant, number of shares of Common Stock covered by the stock options, the exercise price and the terms and conditions for exercise of the stock options.

The administrator shall determine whether any stock option shall be subject to vesting and the terms and conditions of such vesting. Stock options shall expire not later than ten years after the grant date or, in the case of an incentive stock option when the grantee is a 10% stockholder, five years.

The exercise price of any stock option shall be determined by the administrator, provided that the exercise price of the stock option is not less than 100% of the “fair market value” of the Common Stock on the date of grant. The exercise price of any incentive stock option granted to a 10% stockholder must not be less than 110% of the fair market value of the Common Stock on the grant date.

The “fair market value” of the Common Stock for the purposes of the June 2014 Plan means, as of any date, the value of the Common Stock determined in good faith by the administrator. A good faith determination by the administrator may be met through a number of methods, including, if the Common Stock is listed on an established stock exchange, the closing sales price for the Common Stock as quoted on that stock exchange or system for the date the value is to be determined, or, if the rules of the applicable stock exchange require, the volume-weighted average trading price for five days prior to the date the Board approves the grant of the award.

If a grantee terminates continuous service with the Company for any reason other than disability or death, vested stock options held at the date of such termination may be exercised at any time within three months after the date of termination or during any greater or lesser period as specific by the award agreement or determined by the administrator. In case of death or disability of a grantee while rendering services to the Company or within three months thereafter, vested options may then be exercised by the grantee, the grantee’s personal representative, or by the person to whom the stock option is transferred by the laws of decent and distribution, within one year after termination due to disability or death or any lesser period specific in the applicable award agreement. In no event may the vested stock options be exercised after the earlier of the expiry date of the stock options as set forth in the award agreement and ten years from the date of grant (five years for a 10% stockholder if the stock option is an incentive stock option).

Restricted Stock Awards. The administrator is authorized to make awards of restricted stock to directors, officers, employees and eligible consultants in such amounts and subject to such terms and conditions as may be selected by the administrator. All such awards are evidenced by an award agreement. The restrictions may laps separate or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise. Restricted stock may be issued in consideration for services rendered to the Company and/or a purchase price equal to not less than 100% of the fair market value of the Common Stock underlying the restricted stock on the date of issuance.

In case of forfeiture pursuant to an award agreement, any restricted stock that has not vested prior to the event of forfeiture shall automatically expire, and all of the rights, title and interest of the grantee thereunder shall be forfeited in its entity. The administrator may waive forfeiture conditions relating to restricted stock (provided such waiver is in accordance with applicable laws) or the administrator may provide in the award agreement that restrictions or forfeiture conditions may be waived under certain conditions.

Unrestricted Stock. The administrator may grant (or sell at not less than 100% of the fair market value) an award of unrestricted Common Stock to any grantee pursuant to which such grantee may receive Common Stock free of any restrictions under the June 2014 Plan.

Restricted Stock Units. The administrator is authorized to make awards of restricted stock units to any directors, officers, employees and eligible consultants in such amounts and subject to such terms and conditions as may be selected by the administrator. These restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the administrator determines at the time of the grant of the award or thereafter. Restricted stock units may be issued in consideration for services rendered to the Company or a purchase price, equal to not less than 100% of the fair market value of the Common Stock underlying the restricted stock units. Each restricted stock unit shall be paid and settled by the issuance of restricted or unrestricted Common Stock in accordance with the award agreement.

Upon failure to satisfy any requirement for settlement as set for in the award agreement, including failure to satisfy any restriction period or performance objective, any restricted stock units held by the grantee shall automatically expire, and all of the rights, title and interest of the grantee thereunder shall be forfeited in their entity.

Deferred Stock Units. The administrator shall pay eligible remuneration to each director of the Company pursuant to an award agreement. Eligible remuneration means all amounts payable to an eligible director of the Company in Common Stock. A director of the Company is an “eligible director” if the administrator determines that such individual is eligible to elect to receive deferred stock units under the June 2014 Plan. The administrator may permit each eligible director to receive all or any portion of their eligible remuneration in each calendar year in the form of deferred stock units. The Company will maintain a separate account for each eligible director to which it will credit, on a quarterly basis, deferred stock units granted to director. The number of deferred stock units to be credited is determined on the date approved by the administrator by dividing the amount of eligible remuneration to be deferred into deferred stock units by the fair market value of the Common Stock on that date.

Each deferred stock unit will be paid and settled by the issuance of restricted or unrestricted stock in accordance with the award agreement. The Company will issue one share of Common Stock for each whole deferred stock unit credited to the eligible director’s account, net of any applicable withholding tax as provided for in the June 2014 Plan. The Company will pay to each eligible director cash in lieu of any fractional share of Common Stock.

Stock Appreciation Rights. A stock appreciation right is an award to receive a number of shares of Common Stock (which may consist of restricted stock), or cash, or Common Stock and cash, for services rendered to the Company. Stock appreciation rights are measured by appreciation in the value of Common Stock and may be based on performance objectives. The term of a stock appreciation right is set forth in the award agreement.

The number of shares of Common Stock that may be issued pursuant to the exercise of a stock appreciation right shall be determined by dividing (i) the total number of shares of Common Stock as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of the Common stock on the exercise date exceeds the fair market value of the Common Stock on the date of grant of the stock appreciation right; by (ii) the fair market value of the Common Stock on the exercise date. A cash adjustment shall be paid in lieu of a fractional share of Common Stock.

In lieu of issuing shares of Common Stock upon the exercise of a stock appreciation right, the administrator may elect to pay the cash equivalent of the fair market value of the Common Stock on the exercise date for any or all of the shares of Common Stock that would otherwise be issuable upon exercise of the stock appreciation right. In the case of an event of forfeiture pursuant to an award agreement, including failure to satisfy any restriction period or a performance objective, any stock appreciation right that has not vested prior to the date of termination shall automatically expire.

Dividend Equivalent Right. A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the Common Stock specified in the dividend equivalent right (or other award to which it relates) if such Common Stock had been issued to and held by the recipient. Dividend equivalent rights may be settled in cash or shares of Common Stock or a combination thereof, in a single instalment or instalments, all determined by the administrator.

Limitations on Awards

Unless and until the administrator determines that an award to a grantee is not designed to qualify as performance-based compensation, the following limits apply to grants of awards under the June 2014 Plan: (a) subject to adjustment in accordance with the terms of the June 2014 Plan, the maximum number of shares of Common Stock with respect to one or more stock options or stock appreciation rights that may be granted during any one calendar year under the June 2014 Plan to any one grantee is 2,421,500; and (b) the maximum aggregate grant with respect to awards of restricted stock, unrestricted stock, restricted stock units and deferred stock units (or used to provide a basis of measurement for or to determine the value of restricted stock units and deferred stock units) in any one calendar year to any one grantee (determined on the date of payment of settlement) is 2,421,500.

For so long as the Common Stock is listed on a stock exchange, and to the extent required by the rules of such stock exchange: (i) the number of securities issuable to insiders of the Company, at any time, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the Company’s total issued and outstanding Common Stock, unless the Company obtains disinterested shareholder approval; and (ii) the number of securities issued to insiders of the Company, within any one year period, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the issued and outstanding Common Stock, unless the Company obtains disinterested shareholder approval.

Transferability

No right or interest of a grantee in any unexercised or restricted award may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or a related entity or an affiliate of the Company. No award shall be sold, assigned, transferred or disposed of by a grantee other than by the laws of decent and distribution. The administrator may permit other transfers, subject to certain conditions, including any such transfer being appropriate and desirable, taking into account any factors deemed relevant such as state or deferral tax or securities laws applicable to the transfer of awards.

Acceleration

The administrator may, in its sole discretion (but subject to certain tax related limitations), at any time (including, without limitation, prior to, coincident with or subsequent to a change of control of the Company) determine that (a) all or a portion of a grantee’s awards shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding awards shall lapse, in each case, as of such date as the Administrator may, in its sole discretion, declare.

Termination of Service

An award may not be exercised after the termination date of such award set forth in the award agreement and may be exercised following the termination of a grantee’s service to the Company only to the extent provided in the award agreement. Where the award agreement permits a grantee to exercise an award following the termination of the grantee’s service to the Company for a specified period, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

In the event a grantee’s service to the Company has been terminated for “Cause”, such grantee shall immediately forfeit all rights to any and all awards outstanding.

Payment for Share Purchases

Payment for Common Stock purchased pursuant to the June 2014 Plan may be made by cash, surrender of shares of Common Stock owned by the grantee for more than six months (or a lesser period if permitted under applicable securities laws), deemed net-stock exercise, cashless exercise, broker-assisted or any combination thereof as shall be permitted by applicable corporate law and the policies of any stock exchange on which the Company may be listed from time to time.

If payment for Common Stock purchased pursuant to the June 2014 Plan is made through deemed net-stock exercise and such exercise is permitted by the policies of any stock exchange on which the Company may be listed, the grantee shall be required to accept that number of shares of Common Stock determined in accordance with the following formula, rounded down to the nearest whole integer, where (“a”) is the net shares of Common Stock to be issued to the grantee; (“b”) is the number of awards being exercised; (“c”) is the fair market value of a share of Common Stock; and (“d”) is the exercise price of the award:

a = b x (c - d)
              (d)

If payment for Common Stock purchased pursuant to the June 2014 Plan is made through cashless exercise and such exercise is permitted by the policies of any stock exchange on which the Company may be listed, the Company shall issue to the grantee the number of shares of Common Stock determined according to the following formula, where (“a”) is the net shares of Common Stock to be issued; (“b”) is the number of awards being exercised; (“c”) is the average “closing sale price” of the Common Stock, as calculated pursuant to the terms of the June 2014 Plan; and (“d”) is the exercise price of the award:

a = b x (c - d)
              (d)

Adjustment upon Changes in Capitalization

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding award, and the number of shares of Common Stock which have been authorized for issuance under the June 2014 Plan but as to which no awards have yet been granted or which have been returned to the June 2014 Plan, the exercise or purchase price of each such outstanding award, as well as any other terms that the administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. The administrator shall make the appropriate adjustments to (i) the maximum number and/or class of securities issuable under the June 2014 Plan; and (ii) the number and/or class of securities and the exercise price per share of Common Stock in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder.

Corporate Transactions

If the Company is involved in a “corporate transaction”, “change of control” or “related entity disposition” (as such terms are defined in the June 2014 Plan) in which the Company is not the surviving corporation, the administrator may cancel each outstanding award upon payment in cash to the grantee of: (i) the amount by which any cash and the fair market value of any other property which the grantee would have received as consideration for the Common Stock covered by the award if the award had been exercised before such corporate transaction, change in control or related entity disposition; exceeds (ii) the exercise price of the award, or to negotiate to have such award assumed by the surviving corporation.

In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a corporate transaction or related entity disposition in which the Company is not the surviving corporation, the administrator may accelerate the time within which each outstanding award may be exercised. The administrator shall also have the authority to release the awards from restrictions on transfer and repurchase or forfeiture rights of such awards on such terms and conditions as the administrator may specify; and to condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the grantee’s service to the Company within a specified period following the effective date of the corporate transaction, change in control or related entity disposition. Where the Company is not the surviving corporation, all awards not exercised by the grantee or assumed by the successor corporation shall terminate at the time of the corporate transaction, change of control or related entity disposition.

In the event of a corporate transaction, change in control or related entity disposition in which the Company is the surviving corporation, the administrator shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding awards may be exercised, and the exercise price at which outstanding awards may be exercised.

Notwithstanding the foregoing, if there is a change of control of the Company, all outstanding awards shall fully vest immediately upon the Company’s public announcement of such a change of control.

Amendment

The Board may amend, suspend or terminate the June 2014 Plan at any time and for any reason. To the extent necessary to comply with applicable laws, the Company shall obtain stockholder approval of any June 2014 Plan amendment in such a manner and to such a degree as required. Stockholder approval shall be required for the following types of amendments to the June 2014 Plan: (i) any change to those persons who are entitled to become participants under the June 2014 Plan which would have the potential of broadening or increasing insider participation; or (ii) the addition of any form of financial assistance or amendment to a financial assistance provision which is more favorable to grantees.

The administrator may amend or modify the June 2014 Plan: (i) to make amendments which are of a “housekeeping” or clerical nature; (ii) to change the vesting provisions of an award granted hereunder, as applicable; (iii) to change the termination provision of an award granted hereunder, as applicable, which does not entail an extension beyond the original expiry date of such award; and (iv) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the maximum number of shares of Common Stock which may be issued under the June 2014 Plan.

Notwithstanding the foregoing, the administrator shall have broad authority to amend the June 2014 Plan or any outstanding award thereunder without approval of the grantee to the extent necessary or desirable: (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to ensure that an award is not subject to interest and penalties under the United States Internal Revenue Code of 1986.

Compliance with Applicable Law

An award issued under the June 2014 Plan shall not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Common Stock may then be listed or quoted, as they are in effect of the date of grant of the award and on the date of exercise or other issuance.

2016 Incentive Plan Proposal

Please refer to the disclosure under Proposal 5 for a summary of the material terms of the 2016 Incentive Plan which was approved by the Board on August 8, 2016.

Securities Authorized For Issuance Under Compensation Plans

The following table sets forth the securities to be issued under the 2014 Stock Option Plan as at March 31, 2016:

Number of securities
remaining available for
	Number of securities to	Weighted-average exercise	future issuance under
be
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders(1)	4,920,000	$ 0.8989(2)	7,188,016

Total	4,920,000	$ 0.8989(2)	7,188,016

(1) Represents grants of stock options pursuant to the Plan. See “Executive Compensation— June 2014 Stock Incentive Plan” for a description of the material features of the Plan.

(2) The weighted-average exercise price was denominated in Canadian dollars and converted into U.S. dollars based on the Bank of Canada nominal noon exchange rate on March 31, 2016 of CAD$1.00 = USD $0.7710.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option
						Option
	(#)	(#)		Exercise Price		Expiration
Name	Exercisable	Unexercisable		($)		Date
Philippe Deschamps	1,200,000	600,000	(1)	0.55	(2)	06/18/2019

Joyce LaViscount	66,667	33,333	(3)	2.51	(4)	03/16/2020
	250,000	500,000	(5)	0.66	(6)	10/21/2020

Jonathan Sackier	300,000	100,000	(7)	2.58	(8)	12/08/2019

(1)	600,000 options vested on June 19, 2016.

(2)

The option exercise price of CAD$0.60 was converted from Canadian dollars to U.S. dollars based on the Bank of Canada nominal noon exchange rate on June 19, 2014 (the grant date) of CAD$1.00 = USD$0.9235.

(3)	33,333 options will vest on March 16, 2017. These options were awarded in connection with Ms. LaViscount’s role as a member of our Board of Directors.

(4)

The option exercise price of CAD$3.20 was converted from Canadian dollars to U.S. dollars based on the Bank of Canada nominal noon exchange rate on March 16, 2015 (the grant date) of CAD$1.00 = USD$0.7834.

(5)	250,000 options will vest on each of October 21, 2017 and October 21, 2018.

(6)

The option exercise price of CAD$0.87 was converted from Canadian dollars to U.S. dollars based on the Bank of Canada nominal noon exchange rate on March 16, 2015 (the grant date) of CAD$1.00 = USD$0.7624.

(7)	100,000 options vested on June 8, 2016.

(8)

The option exercise price of CAD$2.96 was converted from Canadian dollars to U.S. dollars based on the Bank of Canada nominal noon exchange rate on December 8, 2014 (the grant date) of CAD$1.00 = USD$0.8717.

Director Compensation

	Option	All Other	Total
	Awards	Compensation	Compensation
Name(1)	($)	($)	($)
Savio Chiu	- (2	-	-
Yuri Danilov(3)	-	12,350 (8)(9)	-
Mitch Tyler	- (4)	58,410 (8)(9)	58,410
Edward Straw	- (5)	-	-
Blane Walter	18,063 (6)	-	18,063
Huaizheng Peng	18,063 (7)	-	18,063

(1)

Ms. LaViscount resigned from our Board of Directors on December 29, 2015. The compensation awarded to Ms. LaViscount in connection with her role as a member of our Board of Directors during the fiscal year ended March 31, 2016 is reflected above in the Summary Compensation Table.

(2)	Mr. Chiu had 60,000 options outstanding as of March 31, 2016, of which 20,000 were not vested.

(3)	Mr. Danilov resigned from our Board of Directors on December 29, 2015.

(4)	Mr. Tyler had 400,000 options outstanding as of March 31, 2016, of which 133,333 were not vested.

(5)	Mr. Straw had 100,000 options outstanding as of March 31, 2016, of which 33,333 were not vested.

(6)

Mr. Walter had 50,000 options outstanding as of March 31, 2016, of which 33,333 were not vested. The grant date fair value was denominated in Canadian dollars and converted into U.S. dollars using the Bank of Canada nominal noon exchange rate on December 31, 2015 (the grant date) of CAD$1.00 = USD$0.7225.

(7)

Dr. Peng had 50,000 options outstanding as of March 31, 2016, of which 33,333 were not vested. The grant date fair value was denominated in Canadian dollars and converted into U.S. dollars using the Bank of Canada nominal noon exchange rate on December 31, 2015 (the grant date) of CAD$1.00 = USD$0.7225.

(8)

These amounts were paid pursuant to a consulting agreement between each of Messrs. Danilov and Tyler and us. See “Certain Relationships and Related Transactions, and Director Independence—Related Party Transactions” for a description of the agreement.

(9)	These awards were issued to Messrs. Danilov and Tyler as part of their compensation for services rendered as non-employee consultants.

Narrative Disclosure to Director Compensation Table

During the fiscal year ended March 31, 2016, our directors did not receive any fees for their service. Instead, we granted stock options to two of our directors. We granted 50,000 options to Messrs. Walter and Peng, respectively. Messrs. Walter and Peng’s options expire on December 31, 2020 and have an exercise price of CAD$1.24.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 3)

In accordance with Section 14A of the Securities Exchange Act of 1934, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder, we are providing our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of the named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The primary objectives of our executive compensation program are to (i) offer balanced total compensation in an effort to satisfy our stockholder, Company and individual executive goals, (ii) attract and retain high caliber executives and key personnel by offering competitive compensation, (iii) align the compensation of executives with the goals of the Company by offering performance incentives and (iv) increase, when appropriate, the percentage of total compensation that is “at risk” proportionate to executives’ overall responsibilities, position and compensation. The foregoing objectives are applicable to the compensation of our named executive officers. We urge our stockholders to review the Executive Compensation section above and the compensation tables and narrative discussion included therein for more information.

We believe that our executive compensation program achieves these objectives by balancing multiple compensation elements, while keeping an appropriate portion of compensation “at risk,” which has enabled us to successfully motivate and reward the named executive officers. We believe such program is appropriate in light of our overall compensation philosophy and objectives and has played an essential role in our continued growth and financial success by aligning the long-term interests of the named executive officers with the long-term interests of our stockholders.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

As an advisory vote, this proposal is not binding upon us. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. Please refer to “Other Board Information Stockholder and Interested Party Communications” above for information about communicating with the Board.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN
ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS
DISCLOSED IN THESE PROXY MATERIALS.

ADVISORY VOTE ON THE FREQUENCY WITH WHICH FUTURE STOCKHOLDER ADVISORY
VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS WILL BE
HELD (PROPOSAL 4)

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every one, two or three years. By voting on this proposal, you will be able to specify how frequently stockholders would like us to hold an advisory vote on the compensation of our named executive officers.

After careful consideration, the Board determined that an advisory vote on the compensation of our named executive officers that occurs every three years is the most appropriate alternative for our Company and therefore recommends a vote for a triennial advisory vote.

With respect to the advisory proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for “One Year,” “Two Years” or “Three Years” or mark your proxy “Abstain.” We will consider stockholders to have expressed a non-binding preference for the frequency that receives the highest number of favorable votes.

Although this proposal is advisory, the Board values the opinion of our stockholders and will consider the voting results when making decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.

The persons named in the accompanying proxy intend to vote proxies received by them in favor of “Three Years” unless a choice “One Year,” “Two Years,” “Against” or “Abstain” is specified.

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BE HELD EVERY THREE YEARS.

APPROVAL OF THE 2016 INCENTIVE PLAN (PROPOSAL 5)

APPROVAL OF THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN (PROPOSAL 5)

Introduction

The Board is requesting that the Company’s stockholders vote FOR approval of the Helius Medical Technologies, Inc. 2016 Omnibus Incentive Plan, or the 2016 Incentive Plan.

On August 8, 2016, our Board adopted, subject to the receipt of stockholder approval, the 2016 Incentive Plan. We believe that the omnibus incentive plan is important to our future success, as it enables us to enhance our profitability and value for the benefit of our stockholders by enabling us to offer our eligible employees, consultants and non-employee directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

The material terms of the 2016 Incentive Plan are summarized below. The following summary is qualified in its entirety by reference to the complete text of the 2016 Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A. If approved by stockholders, the 2016 Incentive Plan will become effective as of August 8, 2016.

Summary of the 2016 Incentive Plan

General.

The 2016 Incentive Plan provides that all employees, consultants and non-employee directors of the Company or its affiliates may be granted the following types of awards: options to acquire shares of the Company’s Common Stock; shares of restricted stock; other stock-based awards; or performance-based cash awards. Eligibility for awards under the 2016 Incentive Plan is determined by the plan administrator, in its sole discretion.

The purpose of the 2016 Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants awards, thereby linking stockholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals. The awards are intended to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. Our Board believes that awards provide performance incentives to eligible participants to the benefit of the Company and its stockholders.

Administration of the Plan.

The Board has appointed a plan administrator to administer the 2016 Incentive Plan. The plan administrator is authorized to grant awards to eligible employees, consultants and non-employee directors. To the extent required, all members of the plan administrator are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “independent directors” under applicable stock exchange rules.

Number of Authorized Shares and Award Limits.

If this Proposal is approved by stockholders, a maximum of 15,000,000 shares of Common Stock, representing 17.79% of the issued and outstanding shares of Common Stock as of the date of this proxy statement, may be issued or used for reference purposes under the 2016 Incentive Plan, subject to adjustment as provided in the 2016 Incentive Plan. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2016 Incentive Plan is 15,000,000 shares of Common Stock. In general, if awards under the 2016 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares of Common Stock covered by such awards will again be available for the grant of awards under the 2016 Incentive Plan. The number of shares of Common Stock available for the purpose of awards under the 2016 Incentive Plan will be reduced by (i) the total number of stock options or other exercisable awards exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any stock option or other exercisable award. Shares of Common Stock repurchased by us on the open market with the proceeds of a stock option exercise price will not be added to the aggregate Common Stock reserve. Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock under the 2016 Incentive Plan.

Subject to adjustment in accordance with the 2016 Incentive Plan, the maximum number of shares of Common Stock that may be made subject to stock options, restricted stock or other stock-based awards denominated in shares of Common Stock that may be granted to any eligible employee or consultant under the 2016 Incentive Plan shall be 500,000 for any fiscal year per type of award. The aggregate amount of compensation to be paid to any individual participant in respect of all other stock-based awards denominated in dollars and performance-based cash awards shall not exceed $1,000,000 for any fiscal year (with such limit adjusted on a proportionate basis for any performance period that is not based on one fiscal year of the Company), with any awards cancelled during the year being counted against this limit to the extent required by Section 162(m) of the Code. There are no limitations on the number of shares of our Common Stock that may be issued or used for reference purposes for awards of restricted stock or other stock-based awards that are not intended to comply with the performance-based exception under Section 162(m) of the Code.

The plan administrator will, in accordance with the terms of the 2016 Incentive Plan, make appropriate adjustments to the above aggregate and individual limits, to the number and/or kind of shares of Common Stock or other property (including cash) underlying awards and to the purchase price of shares of Common Stock underlying awards, in each case, to reflect any change in our capital structure or business.

Eligibility and Participation.

All current and prospective eligible employees and consultants of ours and our affiliates, and all of our non-employee directors, are eligible to be granted non-qualified stock options, restricted stock awards, performance-based cash awards and other stock-based awards under the 2016 Incentive Plan. However, only employees of ours and our subsidiaries or parent are eligible to be granted incentive stock options, or ISOs, under the 2016 Incentive Plan. Eligibility for awards under the 2016 Incentive Plan is determined by the plan administrator in its sole discretion.

The plan limits insider participation such that the number of shares of Common Stock issued to insiders of the Company within any one period and issuable to insiders at any time, under the plan and any other security based compensation arrangement, does not exceed 10% of issued and outstanding shares of Common Stock.

Types of Awards

Stock Options. The 2016 Incentive Plan authorizes the plan administrator to grant ISOs to eligible employees and non-qualified stock options to purchase shares of Common Stock to eligible employees, consultants and non-employee directors (referred to as “participants”). The plan administrator will determine the number of shares of Common Stock subject to each option, the term of each option, the exercise price (which may not be less than the “fair market value” of the shares of our Common Stock at the time of grant or, in the case of ISOs granted to ten-percent stockholders, 110% of the fair market value), the vesting schedule and the other terms and conditions of each option. Options will be exercisable at such times and subject to such terms and conditions as are determined by the plan administrator at grant.

“fair market value” for the purposes of the 2016 Incentive Plan means, as of any date, the value of the Common Stock, determined based on the following in order:

(a) if the Common Stock is listed on the Toronto Stock Exchange (the “TSX”), the Market Price shall be the volume weighted average price (VWAP) of the Common Stock for the 5 trading day period ending on the last trading day prior to the relevant date and except as provided below, (a)converted into U.S. dollars using the noon rate of exchange published by the Bank of Canada on the last trading day prior to the relevant date. The

“VWAP” shall be determined by dividing the total value of the Common Stock by the total volume of Common Stock traded for the relevant 5 trading day period;

(b) if the Common Stock is not listed on the TSX, the closing price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (iii) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted, or

(c) if the Common Stock is not traded, listed or otherwise reported or quoted, then fair market value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

The maximum term of options under the 2016 Incentive Plan is ten years (or five years in the case of ISOs granted to 10% stockholders). Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash or by check, bank draft or money order, (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker (reasonably acceptable to us) to promptly deliver to us an amount equal to the aggregate exercise price and/or (iii) on such other terms and conditions as may be acceptable to the plan administrator (including the participant transferring and disposing of a specified number of vested stock options to the Company in exchange for a number of shares of Common Stock having a fair market value equal to the intrinsic value of such vested stock options disposed of and transferred to the Company (“Net Settlement”)).

Upon the Net Settlement of stock options (the “Disposed Options”), the Company shall deliver to the participant, that number of fully paid and non-assessable shares of Common Stock (“X”) equal to the number of shares of Common Stock that may be acquired by the Disposed Options (“Y”) multiplied by the quotient obtained by dividing the result of the fair market value of one share of Common Stock (“B”) less the exercise price per share of Common Stock subject to the Disposed Options (“A”) by the fair market value of one share of Common Stock (“B”). Expressed as a formula, such number of shares of Common Stock shall be computed as follows:

X = (Y) x (B - A)
              (B)

No fractional shares of Common Stock shall be issuable upon the Net Settlement of stock options. Such shares of Common Stock will be rounded down to the nearest whole number.

Unless otherwise determined by the plan administrator, the 2016 Incentive Plan provides that options vested and exercisable as of the date of a participant’s termination of employment, consultancy or directorship (as applicable) will remain exercisable for the following periods following the date of termination: if such termination is due to the participant’s death or “disability” (as defined in the 2016 Incentive Plan), one year; if such termination is by us without “cause” (as defined in the 2016 Incentive Plan), 90 days; and if such termination is voluntary, 30 days. Upon an employment termination by us for cause or a voluntary resignation following an event that would be grounds for termination for cause, the options will terminate and expire on the date of employment termination. Unless otherwise determined by the plan administrator, upon any employment termination, unvested options will terminate and expire on the date of employment termination.

Restricted Stock. The 2016 Incentive Plan authorizes the plan administrator to grant restricted stock awards to eligible participants. Recipients of restricted stock awards enter into an agreement with us subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock awards may lapse and the awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as discussed below), as determined by the plan administrator at grant. Except as otherwise determined by the plan administrator, a holder of a restricted stock award has all of the attendant rights of a stockholder, including the right to vote. However, such holder does not have the right to tender shares of the restricted stock and any dividends or other distributions payable on the restricted stock will not be paid unless and until the underlying shares of restricted stock vest and are no longer subject to restrictions.

Other Stock-Based Awards. The 2016 Incentive Plan authorizes the plan administrator to grant awards of shares of our Common Stock and other awards to eligible participants that are valued in whole or in part by reference to, or are payable in or otherwise based on, shares of our Common Stock, including, but not limited to: (i) shares of Common Stock awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions; (ii) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or an affiliate; (iii) stock appreciation rights; (iv) stock equivalent units; (v) restricted stock units; (vi) performance awards entitling participants to receive a number of shares of our Common Stock (or cash in an equivalent value) or a fixed dollar amount, payable in cash, stock or a combination of both, with respect to a designated performance period; or (vii) awards valued by reference to book value of our shares of Common Stock.

Certain Performance-Based Awards.

The 2016 Incentive Plan authorizes the plan administrator to grant performance-based stock-based and cash awards. Performance-based awards granted under the 2016 Incentive Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals established by the plan administrator. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted), criteria selected by the plan administrator. Such performance goals may be based upon the attainment of specified levels of company, subsidiary, division or other operational unit performance under one or more of the measures described below relative to the performance of other companies. The plan administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by Section 162(m) of the Code. Unless the plan administrator determines otherwise, to the extent permitted by Section 162(m) of the Code, the plan administrator will disregard and exclude the impact of special, unusual or non-recurring items, events, occurrences or circumstances; discontinued operations or the disposal of a business; the operations of any business that we acquire during the fiscal year or other applicable performance period; or a change in accounting standards required by generally accepted accounting principles.

Performance Goals

As noted above, performance-based awards granted under the 2016 Incentive Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will be granted or vest based on attainment of specified performance goals established by the plan administrator. The performance goals relating to such awards will be based on one or more of the following criteria selected by the plan administrator:

  enterprise value or value creation targets;

  income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

  cash flow including, but not limited to, from operations or free cash flow;

  specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

  net sales, revenues, net income or earnings before income tax or other exclusions;

  operating margin; return on operating revenue or return on operating profit;

  return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

  market capitalization, earnings per share, fair market value of the shares of the Common Stock, franchise value (net of debt), economic value added;

  total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

  financing and other capital raising transactions;

  proprietary investment results;

  estimated market share;

  expansion of sales in additional geographies or markets;

  expense management/control or reduction (including without limitation, compensation and benefits expense);

  customer satisfaction;

  technological improvements/implementation, new product innovation;

  collections and recoveries;

  property/asset purchases;

  litigation and regulatory resolution/implementation goals;

  leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

  risk management/implementation;

  development and implementation of strategic plans or organizational restructuring goals;

  development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

  employee satisfaction or staff development;

  formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;

  licensing or partnership arrangements;

  progress of partnered programs and partner satisfaction;

  progress of internal research or development programs;

  strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

  implementation or completion of critical projects; or

  completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets.

Effect of Detrimental Activity.

Unless otherwise determined by the plan administrator, the 2016 Incentive Plan provides that, in the event a participant engages in “detrimental activity” (as defined in the 2016 Incentive Plan), all unexercised options held by the participant will terminate and expire and all unvested restricted stock and other stock-based awards will be immediately forfeited. As a condition to the exercise of an option, a participant is required to certify that he or she is in compliance with the terms and conditions of the 2016 Incentive Plan and that he or she has not engaged in, and does not intend to engage in, any detrimental activity. If the participant engages in a detrimental activity within one year following the exercise of an option, or if earlier, within one year following the date of the participant’s employment termination, we are entitled to recover from the participant, at any time within one year after such date, any gain realized from the exercise of such option. If the participant engages in a detrimental activity within one year following the vesting date of a restricted stock award or other stock-based award, we are entitled to recover from the participant, at any time within one year after such detrimental activity, the fair market value on the vesting date of any restricted stock award, and any gain realized from the vesting of any other stock-based award, that vested during such period. Unless otherwise determined by the plan administrator, the foregoing provisions will cease to apply upon a change in control (as defined in the 2016 Incentive Plan and described below).

Effect of Certain Transactions; Change in Control.

In the event of a change in control, except as otherwise provided by the plan administrator in an award agreement, unvested awards will not vest. Instead, the plan administrator may, in its sole discretion provide for outstanding awards to be treated in accordance with one or more of the following methods: (i) awards (whether or not vested) may be continued, assumed or substituted for; (ii) awards may be cancelled for an amount of cash equal to the change in control price per share of Common Stock; and/or (iii) stock options or other stock-based appreciation awards may be cancelled if the change in control price is less than the applicable exercise price. However, the plan administrator may in its sole discretion provide for the acceleration of vesting and lapse of restrictions of an award at any time.

For the purposes of the foregoing, a “change in control” generally means the occurrence of one of the following events:

  The acquisition (including through purchase, reorganization, merger or consolidation) by a person or entity of 50% or more of the voting power of the securities entitled to vote to elect our Board;

  An election of individuals to our Board that causes a change in two-thirds of our Board, unless the individuals elected are approved by a vote of at least two-thirds of the directors then in office who either were directors as of the effective date of the 2016 Incentive Plan or whose election or nomination was previously so approved; or

  The sale or other disposition of all or substantially all of our assets.

In addition, upon the occurrence of an “acquisition event” (as defined below), the plan administrator may terminate all outstanding and unexercised options (or any other stock-based awards that are subject to exercise by the holder thereof) (referred to as the “exercisable awards”), effective as of the date of the acquisition event, by delivering a termination notice to each participant at least 20 days prior to the date of the acquisition event. During the period after which notice is provided, each participant may exercise all of his or her then-outstanding and vested exercisable awards, subject to the occurrence of the acquisition event. Any exercisable award that has an exercise price that is equal to or greater than the fair market value of our common stock on the date of the acquisition event may be canceled by the plan administrator without consideration. Under the 2016 Incentive Plan, an “acquisition event” means (i) a merger or consolidation in which we are not the surviving entity, (ii) any transaction that results in the acquisition of all or substantially all of our outstanding common stock by a single person or group of persons, or (iii) the sale or transfer of all or substantially all of our assets.

Non-Transferability of Awards.

Except as the plan administrator may permit, at the time of grant or thereafter, awards granted under the 2016 Incentive Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. Shares of our Common Stock acquired by a permissible transferee will continue to be subject to the terms of the 2016 Incentive Plan and the applicable award agreement.

Term.

Awards under the 2016 Incentive Plan may not be made after August 8, 2026, but awards granted prior to such date may extend beyond that date.

The terms of each stock option shall be decided by the plan administrator provided that no stock options shall be exercisable more than ten years after the date such stock option is granted (or in the case of an incentive stock option granted to a 10% stockholder, no more than five years after the date such stock option is granted.)

In the circumstance where the end of the term of a stock option falls within, or within nine business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority), the end of the term of such stock option shall be the tenth business day after the end of such black out period.

Amendment and Termination.

Subject to the rules referred to in the balance of this paragraph, and any necessary TSX approval, our Board may at any time amend, in whole or in part, any or all of the provisions of the 2016 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. Except as required to comply with applicable law, no such amendment may materially reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of stockholders, and if applicable, Disinterested Shareholder Approval, no amendment may be made that would: (i) increase the aggregate number of shares of our Common Stock that may be issued under the 2016 Incentive Plan; (ii) increase the maximum individual participant share limitations for a fiscal year or year of a performance period; (iii) remove or exceed the Insider Participation Limit, (iv) change the classification of individuals eligible to receive awards under the 2016 Incentive Plan; (v) extend the maximum option term; (vi) alter the performance criteria; (vii) amend the terms of any outstanding stock option or other stock appreciation award to reduce the exercise price thereof (i.e., reprice); (viii) cancel any outstanding “out of the money” stock option or other stock appreciation award in exchange for cash, other awards or stock option or other stock appreciation award with a lower exercise price; (ix) require stockholder approval in order for the 2016 Incentive Plan to continue to comply with Section 162(m) of the Code or Section 422 of the Code; or (x) require stockholder approval under the rules of any exchange or system on which our securities are listed or traded.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the full amount of shares of our Common Stock that will be available for issuance under the 2016 Incentive Plan, effective upon and subject to stockholder approval of the 2016 Incentive Plan, as soon as practicable upon such stockholders’ approval of the 2016 Incentive Plan.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the 2016 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares of Common Stock will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares of Common Stock, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of a Non-ISO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and Non-ISOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Code Section 162(m). In general, Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act, other than the chief financial officer. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a plan administrator that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares of Common Stock with respect to which options may be granted to any participant during a specified period of the plan under which the options are granted, is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the 2016 Incentive Plan, it is intended that certain awards under the 2016 Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments. In the event that the payment or vesting of any award under the 2016 Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2016 Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

New Plan Benefits

Under the 2016 Incentive Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator. Since no such determination regarding awards or grants has yet been made, the benefits or amounts that will be received by or allocated to our executive officers and other eligible employees cannot be determined at this time.

Vote Required

Approval of the 2016 Incentive Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

Recommendation:

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE
HELIUS MEDICAL TECHNOLOGIES, INC. 2016 OMNIBUS INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT3

The following table sets forth information relating to the beneficial ownership of our common stock as of August 10, 2016, by:

  Each of our directors and named executive officers;

  All of our directors and executive officers as a group;

  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of August 10, 2016 through the exercise of any stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Shares of our common stock that a person has the right to acquire within 60 days of August 10, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the information presented in this table is based on 84,324,684 shares of our Class A common stock outstanding on August 10, 2016. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Helius Medical Technologies, Suite 400, 41 University Drive, Newtown, PA 18940.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial
Ownership
Directors and Named Executive Officers:	Shares	%
Philippe Deschamps	17,917,355(1)	20.8%
President, Director, and Chief Executive Officer
Joyce LaViscount	517,003(2)	(*)%
Chief Financial Officer and Chief Operating Officer
Jonathan Sackier	16,435,026(3)	19.4%
Chief Medical Officer
Savio Chiu	60,000(4)	(*)%
Director
Mitch Tyler	400,000(5)	(*)%
Director
Edward Straw	79,167(6)	(*)%
Director
Blane Walter	16,667(7)	(*)%
Director
Huaizheng Peng	16,667(8)	(*)%
Director
All executive officers and directors as a group (9 persons):		23.0%

5% or greater stockholders:	Shares	%

MPJ Healthcare, LLC	16,035,026(9)	19.0%

____________________
3 NTD: update table to reflect recent stock option grants for options that have vested or that will vest within 60 days of August 16.

208 Palmer Aly
Newtown, PA 18940

Advanced NeuroRehabilitation, LLC	16,035,026(10)	19.0%
510 Charmany Dr., Suite 175F
Madison, WI 53719

A&B (HK) Company Limited	11,458,334(11)	13.6%
Unit A, 11th Floor, Chung Pont Commercial Building, 300
Hennessy Road, Wanchai, Hong Kong, P.R.C.

_______________________________________

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Includes 1,800,000 stock options which are immediately exercisable or which will become exercisable within 60 days, warrants to purchase 25,093 shares, and 16,917,355 shares held by MPJ Healthcare, LLC. Investment and voting decisions for the shares held by MPJ Healthcare, LLC are made by a board of three members, each holding one vote. The three board members are Philippe Deschamps, Jonathan Sackier and Montel Williams. This amount includes 4,810,508 shares held in escrow. The holder has only voting power and no investment power with respect to the escrowed shares.

(2)	Includes 441,667 stock options which are immediately exercisable or which will become exercisable within 60 days and warrants to purchase 25,112 shares.

(3)

Includes 400,000 stock options which are immediately exercisable or which will become exercisable within 60 days and 16,917,355 shares held by MPJ Healthcare, LLC. Investment and voting decisions for the shares held by MPJ Healthcare, LLC are made by a board of three members, each holding one vote. The three board members are Philippe Deschamps, Jonathan Sackier and Montel Williams. This amount includes 4,810,508 shares held in escrow. The holder has only voting power and no investment power with respect to the escrowed shares.

(4)	Includes 60,000 stock options which are immediately exercisable or which will become exercisable within 60 days.

(5)	Includes 400,000 stock options which are immediately exercisable or which will become exercisable within 60 days.

(6)	Includes 66,667 stock options which are immediately exercisable or which will become exercisable within 60 days.

(7)	Include 16,667 stock options which are immediately exercisable or which will become exercisable within 60 days.

(8)	Includes 16,667 stock options which are immediately exercisable or which will become exercisable within 60 days.

(9)

Investment and voting decisions for the shares held by MPJ Healthcare, LLC are made by a board of three members, each holding one vote. The three board members are Philippe Deschamps, Jonathan Sackier and Montel Williams. This amount includes 4,810,508 shares held in escrow. The holder has only voting power and no investment power with respect to the escrowed shares.

(10)

Investment and voting decisions for shares held by Advanced NeuroRehabilitation, LLC are made by Kurt Kaczmarek, as the managing member. This amount includes 4,810,508 shares held in escrow. The holder has only voting power and no investment power with respect to the escrowed shares.

(11)

In a Schedule 13D filed March 4, 2016, each of A&B, A&B Brother Limited (“A&B BVI”), and Dr. Lam Kong disclosed shared investment and dispositive power over 11,458,334 shares. Based solely upon the disclosure in the Schedule 13D, Dr. Lam Kong is the sole officer and director of each of A&B and A&B BVI. The business address of A&B BVI is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands. The business address of Dr. Lam Kong is 8/F Bldg. A, Tongfang Information Harbor, No. 11 Langshan Road, Shenzhen Hi-tech Industrial Park, Nanshan District, Shenzhen, P.R.C.

Shares of our Common Stock that are owned by ANR and MPJ are subject to the terms of a Lock-Up Agreement as discussed herein below. Under Rule 144 promulgated under the Securities Act, our officers, directors and beneficial shareholders may sell, subject to the terms of the Lock-Up Agreement, up to one percent (1%) of the total outstanding shares (or an amount of shares equal to the average weekly reported volume of trading during the four calendar weeks preceding the sale) every three months provided that (i) current public information is available about our Company, (ii) the shares have been held for at least one year, (iii) the shares are sold in a broker’s transaction or through a market-maker, and (iv) the seller files a Form 144 with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and holders of more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC on Forms 3, 4 and 5 with respect to their ownership and change of ownership of our common stock. Based solely upon a review of the copies of these forms, we believe that all reporting requirements under Section 16(a) for our fiscal year ending March 31, 2016 were met in a timely manner by our directors, executive officers and holders of more than 10% of our common stock.

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for our 2017 annual meeting of stockholders (the “2017 Annual Meeting”) or nominations of a person for election to our Board at the 2017 Annual Meeting pursuant to Section 2.18 of the Bylaws, must be received by us no later than April 18, 2017 to be presented at the 2017 Annual Meeting or to be eligible for inclusion in the proxy materials related thereto under the SEC’s proxy rules. Such proposals can be sent to us at Helius Medical Technologies, Inc. 41 University Drive, Suite 400, Newtown, PA 18940, Attention: Chairman of the Board. Such stockholder proposals must also be in compliance with the additional requirements set forth in the Bylaws.

In addition, pursuant to Section 2.19 of the Bylaws, any stockholder proposal other than those submitted pursuant to Rule 14a-8 of the Exchange Act must be timely to be properly brought before the 2017 Annual Meeting. To be timely, such stockholder proposal must be received by our Chairman at our principal executive offices at Helius Medical Technologies, Inc., Suite 400, 41 University Drive Newtown, Pennsylvania 18940 (i) not less than thirty (30) calendar days prior to actual date of the annual meeting, or (ii) the date that is ten (10) calendar days after the day on which disclosure of the date of such annual meeting was first made to Shareholders, whichever is earlier. Such stockholder proposals must also be in compliance with the additional requirements set forth in the Bylaws.

Appendix A

HELIUS MEDICAL TECHNOLOGIES, INC.

2016 OMNIBUS INCENTIVE PLAN